SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED APRIL 24, 2003
(To Prospectus dated January 29, 2003)



                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                  Asset-Backed Certificates, Series 2003-BC2


                                ---------------



------------------------------
The Class 2-A-1                    The Class 2-A-1 Certificates
Certificates represent
obligations of the trust           o      This supplement relates to the offering of the Class 2-A-1 Certificates of
only and do not                           the series referenced above. This supplement does not contain complete
represent an interest in                  information about the offering of the Class 2-A-1 Certificates. Additional
or obligation of                          information is contained in the prospectus supplement dated April 24, 2003
CWABS, Inc.,                              prepared in connection with the offering of the offered certificates of the
Countrywide Home                          series referenced above and in the prospectus of the depositor dated January
Loans, Inc.,                              29, 2003. You are urged to read this supplement, the prospectus supplement
Countrywide Home                          and the prospectus in full.
Loans Servicing LP or
any of their affiliates.           o      As of July 26, 2004, the certificate principal balance of the Class 2-A-1
                                          Certificates was approximately $176,575,743.
This supplement may be
used to offer and sell the
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.

------------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class 2-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

August 24, 2004

                               THE MORTGAGE POOL

     As of July 1, 2004 (the "Reference Date"), Loan Group 1 included approximately 448 Mortgage Loans having an aggregate Stated Principal Balance of approximately $60,949,285 and Loan Group 2 included approximately 1,482 Mortgage Loans having an aggregate Stated Principal Balance of approximately $225,906,884.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                                                As of July 1, 2004
                                                                             -------------------------------------------------
                                                                                Loan Group                     Loan Group
                                                                                     1                              2
                                                                             -------------------------------------------------
Total Number of Mortgage Loans ..............................................    448                              1,482
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
        30 -59 days .........................................................     3.57%                             3.64%
        60 -89 days .........................................................     0.22%                             0.94%
        90 days or more (excluding pending foreclosures) ....................     0.22%                             0.41%
                                                                                  -----                             -----
Total Delinquencies .........................................................     4.01%                             4.99%
                                                                                  =====                             =====
Foreclosures Pending ........................................................     2.01%                             2.56%
                                                                                  -----                             -----
Total Delinquencies and foreclosures pending ................................     6.02%                             7.55%
                                                                                  =====                             =====


----------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Three (3) Mortgage Loans in loan group 1 have been converted and are, as of the Reference Date, REO loans. Seven (7) Mortgage Loans in loan group 2 have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated or acquired and serviced by Countrywide Home Loans, Inc. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                                 Delinquency and Foreclosure Experience
                       -----------------------------------------------------------------------------------------------------------
                                       As of December 31, 2000                                     As of December 31, 2001
                       ---------------------------------------------------  ------------------------------------------------------
                               Principal Balance            Percentage             Principal Balance                Percentage
                       --------------------------------  -----------------  --------------------------------  --------------------
Total Portfolio           $          10,618,065,421.51           100.00%      $      16,113,058,684.95                   100.00%
Delinquency Percentage
30-59 Days                $             864,838,690.77             8.14%      $       1,437,602,151.97                     8.92%
60-89 Days                              297,082,364.46             2.80                 440,975,276.56                     2.74
90+ Days                                131,030,594.44             1.23                 186,062,549.32                     1.15
                       --------------------------------  -----------------  --------------------------------  --------------------
     Sub-Total            $           1,292,951,649.67            12.18%      $       2,064,639,977.85                    12.81%
                       --------------------------------  -----------------  --------------------------------  --------------------
Foreclosure Rate          $             329,284,407.33             3.10%      $         670,195,427.54                     4.16%
Bankruptcy Rate           $             147,276,258.29             1.39%      $         381,462,318.31                     2.37%


                                                                 Delinquency and Foreclosure Experience
                       -----------------------------------------------------------------------------------------------------------
                                       As of December 31, 2002                                     As of December 31, 2003
                       ---------------------------------------------------  ------------------------------------------------------
                               Principal Balance            Percentage             Principal Balance                Percentage
                       --------------------------------  -----------------  --------------------------------  --------------------
Total Portfolio           $          22,769,082,711.09           100.00%      $      39,058,523,423.20                   100.00%
Delinquency Percentage
30-59 Days                $           1,591,562,076.96             6.99%      $       2,409,274,879.48                     6.17%
60-89 Days                              541,119,231.96             2.38                 728,740,335.77                     1.87
90+ Days                                226,171,736.77             0.99                 210,424,049.89                     0.54
                       --------------------------------  -----------------  --------------------------------  --------------------
     Sub-Total            $           2,358,853,045.69            10.36%      $       3,348,439,265.14                     8.57%
                       --------------------------------  -----------------  --------------------------------  --------------------
Foreclosure Rate          $             633,348,957.76             2.78%      $         692,149,703.63                     1.77%
Bankruptcy Rate           $             551,267,050.86             2.42%      $         609,395,518.03                     1.56%


                                     Delinquency and Foreclosure
                                              Experience
                       ---------------------------------------------------
                                         As of June 30, 2004
                       ---------------------------------------------------
                               Principal Balance            Percentage
                       --------------------------------  -----------------
Total Portfolio           $          54,864,000,522.64           100.00%
Delinquency Percentage
30-59 Days                $           3,002,543,693.60             5.47%
60-89 Days                              855,471,629.90             1.56
90+ Days                                236,162,097.09             0.43
                       --------------------------------  -----------------
     Sub-Total            $           4,094,177,420.59             7.46%
                       --------------------------------  -----------------
Foreclosure Rate          $             861,446,764.26             1.57%
Bankruptcy Rate           $             688,299,158.77             1.25%



     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans

Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS 2-A-1 CERTIFICATES

     The Class 2-A-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of July 26, 2004 (the "Certificate Date"), the certificate principal balance of the Class 2-A-1 Certificates was approximately $176,575,743 evidencing a beneficial ownership interest of approximately 62.65% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of $223,106,266 and evidenced in the aggregate a beneficial ownership interest of approximately 79.16% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $58,750,000 and evidenced in the aggregate a beneficial ownership interest of approximately 20.84% in the Trust Fund. For additional information with respect to the Class 2-A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The July 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table " has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six- month LIBOR remains constant at 1.94% per annum and the level of One-Month LIBOR remains constant at 1.61% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is August 24, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

     For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes a constant prepayment rate ("CPR") of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a CPR of 23% per annum.

     The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

     For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class 2-A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.


                                Percent of Certificate Principal Balance Outstanding

(Percentages of the Prepayment                   0%            80%              100%             120%           150%
                                                 --            ---              ----             ----           ----
Model)

             Distribution Date
             -----------------

Initial Percent..........................       100            100              100              100             100
August 25, 2005..........................        99             70               63               56              45
August 25, 2006..........................        97             52               42               33              20
August 25, 2007..........................        96             43               35               27              18
August 25, 2008..........................        94             33               25               18              11
August 25, 2009..........................        92             26               18               12               7
August 25, 2010..........................        91             20               13                8               4
August 25, 2011..........................        88             15                9                6               2
August 25, 2012..........................        86             12                7                4               1
August 25, 2013..........................        84              9                5                2               0
August 25, 2014..........................        82              7                4                1               0
August 25, 2015..........................        80              5                2                0               0
August 25, 2016..........................        77              4                1                0               0
August 25, 2017..........................        75              3                0                0               0
August 25, 2018..........................        71              2                0                0               0
August 25, 2019..........................        69              1                0                0               0
August 25, 2020..........................        66              1                0                0               0
August 25, 2021..........................        63              0                0                0               0
August 25, 2022..........................        59              0                0                0               0
August 25, 2023..........................        55              0                0                0               0
August 25, 2024..........................        51              0                0                0               0
August 25, 2025..........................        47              0                0                0               0
August 25, 2026..........................        42              0                0                0               0
August 25, 2027..........................        36              0                0                0               0
August 25, 2028..........................        31              0                0                0               0
August 25, 2029..........................        25              0                0                0               0
August 25, 2030..........................        18              0                0                0               0
August 25, 2031..........................        10              0                0                0               0
August 25, 2032..........................         2              0                0                0               0
August 25, 2033..........................         0              0                0                0               0
Weighted Average Life (years)(1).........      18.31          3.46             2.66             2.09            1.47
Weighted Average Life (years)(1)(2)......      18.12          2.86             2.17             1.69            1.17


                --------------------------
                (1)    Determined as specified in the Prospectus Supplement.
                (2)    To the Optional Termination Date

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class 2-A-1 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex B of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Underwriter Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                    RATINGS

     The Class 2-A-1 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 2-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation ma y also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


                                                 CWABS 2003-BC2 Group 1


Summary of Loans in Mortgage Pool
(As of Calculation Date)

                                                                                          Range
                                                                                          -----


Total Number of Mortgage Loans                                                 448
Total Outstanding Principal Balance                                    $60,949,285
Average Principal Balance                                                 $136,048          $17,295 to           $392,800
Weighted Average Mortgage Rate                                               7.53%            5.17% to             11.21%
Net Weighted Average Mortgage Rate                                           6.48%            2.85% to             10.70%
Adjustable Rate Mortgage Loan Characteristics
      Weighted Average Gross Margin                                          6.59%            3.73% to              8.50%
      Weighted Average Maximum Mortgage Rate                                13.82%           11.17% to             17.64%
      Weighted Average Minimum Mortgage Rate                                 7.14%            4.25% to             11.10%
      Weighted Average Initial Periodic Cap                                  2.58%            1.50% to              3.00%
      Weighted Average Subsequent Periodic Cap                               1.12%            1.00% to              1.50%
Weighted Average Original Term (months)                                        356              108 to                360
Weighted Average Remaining Term (months)                                       336               89 to                343
Weighted Average Loan-to-Value Ratio                                        81.37%           10.00% to            100.00%
Weighted Average FICO Credit Score                                             626



                                                   CWABS 2003-BC2 Group 1


Mortgage Loan Programs

                                                   Number of                Aggregate                % of Aggregate
      Description                                  Mortgage Loans           Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      6 Month LIBOR                                                  2                 $171,867                      0.28 %
      2-Year/28-Year LIBOR                                         279              $41,363,056                     67.86
      3-Year/27-Year LIBOR                                          72               $9,063,107                     14.87
      FIXED 9-Year                                                   1                  $32,927                      0.05
      FIXED 10-Year                                                  4                 $175,186                      0.29
      FIXED 15-Year                                                  9                 $501,499                      0.82
      FIXED 20-Year                                                  4                 $362,522                      0.59
      FIXED 25-Year                                                  1                  $49,195                      0.08
      FIXED 30-Year                                                 71               $8,816,621                     14.47
      FIXED 30/15 Balloon                                            5                 $413,304                      0.68
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        448              $60,949,285                       100 %
      -------------------------------------------------------------------------------------------------------------------



Mortgage Loan Principal Balances

      Range of Mortgage Loan Principal             Number of                Aggregate                % of Aggregate
      Balances ($)                                 Mortgage Loans           Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      $0 - $25000                                                    4                  $91,026                      0.15 %
      $25000.01 - $50000                                            24                 $999,597                      1.64
      $50000.01 - $75000                                            57               $3,522,522                      5.78
      $75000.01 - $100000                                           66               $5,851,905                       9.6
      $100000.01 - $ 150000                                        133              $16,515,875                      27.1
      $150000.01 - $ 200000                                         92              $16,083,212                     26.39
      $200000.01 - $ 250000                                         45               $9,985,369                     16.38
      $250000.01 - $ 300000                                         17               $4,645,287                      7.62
      $300000.01 - $ 350000                                          9               $2,861,691                       4.7
      $350000.01 - $ 400000                                          1                 $392,800                      0.64
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        448              $60,949,285                       100 %
      -------------------------------------------------------------------------------------------------------------------


Mortgage Rates

      Range of Mortgage                            Number of                Aggregate                % of Aggregate
      Rates (%)                                    Mortgage Loans           Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      5.001 - 5.500                                                  8               $1,178,354                      1.93 %
      5.501 - 6.000                                                 17               $2,737,456                      4.49
      6.001 - 6.500                                                 44               $7,335,837                     12.04
      6.501 - 7.000                                                 68               $9,975,361                     16.37
      7.001 - 7.500                                                 69              $11,108,979                     18.23
      7.501 - 8.000                                                 88              $11,156,762                      18.3
      8.001 - 8.500                                                 66               $8,212,024                     13.47
      8.501 - 9.000                                                 47               $6,028,230                      9.89
      9.001 - 9.500                                                 14               $1,235,303                      2.03
      9.501 - 10.000                                                13               $1,128,197                      1.85
      10.001 - 10.500                                                7                 $415,818                      0.68
      10.501 - 11.000                                                5                 $340,953                      0.56
      11.001 - 11.500                                                2                  $96,010                      0.16
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        448              $60,949,285                       100 %
      -------------------------------------------------------------------------------------------------------------------







                                                   CWABS 2003-BC2 Group 1


Months Remaining to Maturity

      Months Remaining                             Number of                Aggregate                % of Aggregate
      to Maturity                                  Mortgage Loans           Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      1 - 120                                                        5                 $208,113                      0.34 %
      121 - 180                                                     14                 $914,804                       1.5
      181 - 300                                                      5                 $411,717                      0.68
      301 - 360                                                    424              $59,414,651                     97.48
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        448              $60,949,285                       100 %
      -------------------------------------------------------------------------------------------------------------------



Loan-to-Value Ratios

      Range of                                     Number of                Aggregate                % of Aggregate
      Loan-to-Value Ratios (%)                     Mortgage Loans           Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      50.00 or Less                                                 12                 $558,452                      0.92 %
      50.01-55.00                                                    5                 $407,001                      0.67
      55.01-60.00                                                   11               $1,258,762                      2.07
      60.01-65.00                                                   13               $1,656,019                      2.72
      65.01-70.00                                                   20               $3,310,614                      5.43
      70.01-75.00                                                   38               $5,292,446                      8.68
      75.01-80.00                                                  145              $19,267,692                     31.61
      80.01-85.00                                                   84              $11,723,637                     19.24
      85.01-90.00                                                   86              $11,787,280                     19.34
      90.01-95.00                                                   33               $5,572,179                      9.14
      95.01-100.00                                                   1                 $115,202                      0.19
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        448              $60,949,285                       100 %
      -------------------------------------------------------------------------------------------------------------------







                                                   CWABS 2003-BC2 Group 1


State Distribution of Mortgaged Properties

                                                   Number of                Aggregate                % of Aggregate
      State                                        Mortgage Loans           Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Arizona                                                       19               $2,281,231                      3.74 %
      Arkansas                                                       2                 $106,180                      0.17
      California                                                    78              $14,988,375                     24.59
      Colorado                                                       9               $1,424,170                      2.34
      Connecticut                                                    3                 $461,866                      0.76
      Florida                                                       37               $4,201,145                      6.89
      Georgia                                                        1                 $132,676                      0.22
      Hawaii                                                         1                 $392,800                      0.64
      Idaho                                                          1                 $150,036                      0.25
      Illinois                                                      31               $4,823,136                      7.91
      Indiana                                                       22               $1,984,241                      3.26
      Iowa                                                           4                 $411,664                      0.68
      Kansas                                                         3                 $293,109                      0.48
      Kentucky                                                       2                 $178,096                      0.29
      Louisiana                                                      4                 $474,095                      0.78
      Maryland                                                       5                 $913,799                      1.50
      Massachusetts                                                  2                 $493,676                      0.81
      Michigan                                                      21               $2,804,040                      4.60
      Minnesota                                                     14               $2,275,397                      3.73
      Mississippi                                                    6                 $582,379                      0.96
      Missouri                                                       8                 $611,451                      1.00
      Nebraska                                                       5                 $432,924                      0.71
      Nevada                                                         9               $1,168,507                      1.92
      New Hampshire                                                  1                  $39,386                      0.06
      New Jersey                                                    11               $1,673,710                      2.75
      New York                                                       7               $1,249,928                      2.05
      North Carolina                                                14               $1,541,816                      2.53
      Ohio                                                          30               $2,829,619                      4.64
      Oklahoma                                                       1                  $39,090                      0.06
      Oregon                                                         7                 $907,833                      1.49
      Pennsylvania                                                  19               $2,214,734                      3.63
      South Carolina                                                 4                 $350,163                      0.57
      Tennessee                                                      9                 $995,109                      1.63
      Texas                                                         22               $2,394,349                      3.93
      Utah                                                           9               $1,262,409                      2.07
      Virginia                                                      11               $1,654,064                      2.71
      Washington                                                     8               $1,197,148                      1.96
      Wisconsin                                                      8               $1,014,932                      1.67
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        448              $60,949,285                       100 %
      -------------------------------------------------------------------------------------------------------------------







                                                   CWABS 2003-BC2 Group 1


Range of FICO Credit Scores

                                                   Number of                Aggregate                % of Aggregate
      Range of FICO Credit Scores                  Mortgage Loans           Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      801 - 820                                                      3                 $377,894                      0.62 %
      781 - 800                                                      2                 $202,033                      0.33
      761 - 780                                                      7                 $835,697                      1.37
      741 - 760                                                      8                 $852,940                       1.4
      721 - 740                                                     19               $2,191,553                       3.6
      701 - 720                                                     20               $3,147,646                      5.16
      681 - 700                                                     24               $3,452,832                      5.67
      661 - 680                                                     32               $4,410,154                      7.24
      641 - 660                                                     42               $5,771,090                      9.47
      621 - 640                                                     63               $9,393,333                     15.41
      601 - 620                                                     61               $8,960,990                      14.7
      581 - 600                                                     53               $7,021,199                     11.52
      561 - 580                                                     53               $6,241,945                     10.24
      541 - 560                                                     33               $4,368,072                      7.17
      521 - 540                                                     19               $2,347,445                      3.85
      501 - 520                                                      9               $1,374,461                      2.26
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        448              $60,949,285                       100 %
      -------------------------------------------------------------------------------------------------------------------



Types of Mortgaged Properties

                                                   Number of                Aggregate                % of Aggregate
      Description                                  Mortgage Loans           Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Single Family Residence                                      365              $48,455,731                      79.5 %
      Planned Unit Development                                      41               $5,963,351                      9.78
      Low Rise Condominium                                          24               $3,369,712                      5.53
      2 Family Residence                                            12               $2,267,450                      3.72
      3 Family Residence                                             3                 $673,419                       1.1
      4 Family Residence                                             2                 $191,235                      0.31
      Planned Unit Development Attached                              1                  $28,387                      0.05
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        448              $60,949,285                       100 %
      -------------------------------------------------------------------------------------------------------------------



Purpose of Mortgage Loan

                                                   Number of                Aggregate                % of Aggregate
      Description                                  Mortgage Loans           Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Refinance (Cash Out)                                         285              $38,782,702                     63.63 %
      Purchase                                                     101              $14,212,368                     23.32
      Refinance (Rate/Term)                                         62               $7,954,215                     13.05
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        448              $60,949,285                       100 %
      -------------------------------------------------------------------------------------------------------------------



Occupancy Types

                                                   Number of                Aggregate                % of Aggregate
      Occupancy Type                               Mortgage Loans           Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Owner Occupied                                               418              $57,780,176                      94.8 %
      Non-owner Occupied                                            30               $3,169,109                       5.2
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        448              $60,949,285                       100 %
      -------------------------------------------------------------------------------------------------------------------







                                                   CWABS 2003-BC2 Group 1


Document Types

                                                   Number of                Aggregate                % of Aggregate
      Document Type                                Mortgage Loans           Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Full Documentation                                           330              $41,247,243                     67.67 %
      Stated                                                       107              $17,371,505                      28.5
      Simple                                                        11               $2,330,537                      3.82
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        448              $60,949,285                       100 %
      -------------------------------------------------------------------------------------------------------------------



Gross Margin
(Excludes 95 Fixed Rate Mortgages)

      Range of                                     Number of                Aggregate                % of Aggregate
      Gross Margins                                Mortgage Loans           Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      3.001 - 4.000                                                  2                 $178,612                      0.35 %
      4.001 - 5.000                                                  8               $1,369,289                      2.71
      5.001 - 6.000                                                102              $16,351,818                     32.32
      6.001 - 7.000                                                122              $18,041,735                     35.66
      7.001 - 8.000                                                 89              $11,149,712                     22.04
      8.001 - 9.000                                                 30               $3,506,864                      6.93
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        353              $50,598,030                       100 %
      -------------------------------------------------------------------------------------------------------------------



Subsequent Adjustment Date
(Excludes 95 Fixed Rate Mortgages)

      Subsequent                                   Number of                Aggregate                % of Aggregate
      Adjustment Date                              Mortgage Loans           Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      June-2004                                                      2                 $171,867                      0.34 %
      September-2004                                                19               $2,462,278                      4.87
      October-2004                                                  69               $9,431,995                     18.64
      November-2004                                                 85              $11,440,418                     22.61
      December-2004                                                 62               $9,956,212                     19.68
      January-2004                                                  39               $7,351,405                     14.53
      February-2004                                                  5                 $720,748                      1.42
      May-2004                                                       1                 $118,862                      0.23
      July-2004                                                      1                  $60,866                      0.12
      August-2004                                                    1                 $129,910                      0.26
      October-2004                                                   2                 $170,909                      0.34
      November-2004                                                 14               $1,507,577                      2.98
      December-2004                                                 35               $4,483,167                      8.86
      January-2004                                                  14               $1,945,123                      3.84
      February-2004                                                  4                 $646,693                      1.28
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        353              $50,598,030                       100 %
      -------------------------------------------------------------------------------------------------------------------







                                                   CWABS 2003-BC2 Group 1


Maxiumum Mortgage Rates
(Excludes 95 Fixed Rate Mortgages)

      Range of Maximum                             Number of                Aggregate                % of Aggregate
      Mortgage Rates (%)                           Mortgage Loans           Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      11.001 - 11.500                                                8               $1,178,354                      2.33 %
      11.501 - 12.000                                               16               $2,488,850                      4.92
      12.001 - 12.500                                               26               $4,016,243                      7.94
      12.501 - 13.000                                               34               $4,826,108                      9.54
      13.001 - 13.500                                               51               $8,387,881                     16.58
      13.501 - 14.000                                               65               $9,544,327                     18.86
      14.001 - 14.500                                               62               $8,692,538                     17.18
      14.501 - 15.000                                               41               $5,182,246                     10.24
      15.001 - 15.500                                               17               $2,147,489                      4.24
      15.501 - 16.000                                               18               $2,797,859                      5.53
      16.001 - 16.500                                                6                 $671,565                      1.33
      16.501 - 17.000                                                5                 $447,528                      0.88
      17.000 - 17.500                                                3                 $159,093                      0.31
      17.501 - 18.000                                                1                  $57,948                      0.11
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        353              $50,598,030                       100 %
      -------------------------------------------------------------------------------------------------------------------



Initial Periodic Rate Cap
(Excludes 95 Fixed Rate Mortgages)

      Initial Periodic                             Number of                Aggregate                % of Aggregate
      Rate Cap (%)                                 Mortgage Loans           Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      1.5                                                           73              $12,374,680                     24.46 %
      2                                                             18               $2,945,273                      5.82
      3                                                            262              $35,278,077                     69.72
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        353              $50,598,030                       100 %
      -------------------------------------------------------------------------------------------------------------------






                                                   CWABS 2003-BC2 Group 1


Subsequent Periodic Rate Cap
(Excludes 95 Fixed Rate Mortgages)

      Subsequent Periodic                        Number of                  Aggregate                % of Aggregate
      Rate Cap (%)                               Mortgage Loans             Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      1                                                            280              $38,223,350                     75.54 %
      1.5                                                           73              $12,374,680                     24.46
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        353              $50,598,030                       100 %
      -------------------------------------------------------------------------------------------------------------------



Minimum Mortgage Rates
(Excludes 95 Fixed Rate Mortgages)

      Range of Minimum                           Number of                  Aggregate                % of Aggregate
      Mortgage Rates (%)                         Mortgage Loans             Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      5.000 or Less                                                  1                 $221,642                      0.44 %
      5.001 - 6.000                                                 57               $9,777,035                     19.32
      6.001 - 7.000                                                 99              $14,702,528                     29.06
      7.001 - 8.000                                                121              $16,799,850                      33.2
      8.001 - 9.000                                                 61               $7,921,827                     15.66
      9.001 - 10.000                                                 9                 $834,592                      1.65
      10.001 - 11.000                                                4                 $288,999                      0.57
      11.001 - 12.000                                                1                  $51,557                       0.1
      -------------------------------------------------------------------------------------------------------------------
      Total                                                        353              $50,598,030                       100 %
      -------------------------------------------------------------------------------------------------------------------



                                                  CWABS 2003-BC2 Group 2


Summary of Loans in Mortgage Pool
(As of Calculation Date)

                                                                                          Range
                                                                                          -----


Total Number of Mortgage Loans                                               1,482
Total Outstanding Principal Balance                                   $225,906,884
Average Principal Balance                                                 $152,434          $21,352 to           $573,885
Weighted Average Mortgage Rate                                               7.46%            4.82% to             11.94%
Net Weighted Average Mortgage Rate                                           6.36%            3.21% to             11.43%
Adjustable Rate Mortgage Loan Characteristics
      Weighted Average Gross Margin                                          6.66%            2.48% to             10.62%
      Weighted Average Maximum Mortgage Rate                                13.84%           10.82% to             17.99%
      Weighted Average Minimum Mortgage Rate                                 7.30%            2.48% to             11.63%
      Weighted Average Initial Periodic Rate Cap                             2.54%            1.50% to              3.00%
      Weighted Average Subsequent Periodic Rate Cap                          1.15%            1.00% to              1.50%
Weighted Average Original Term (months)                                        334               60 to                360
Weighted Average Remaining Term (months)                                       353               40 to                343
Weighted Average Loan-to-Value Ratio                                        81.59%           17.86% to            100.00%
Weighted Average FICO Credit Score                                             634



                                                  CWABS 2003-BC2 Group 2


Mortgage Loan Programs

                                                 Number of                  Aggregate                % of Aggregate
      Description                                Mortgage Loans             Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      6 Months LIBOR                                                 6               $1,049,567                      0.46 %
      2-Year/28-Year LIBOR                                         796             $116,931,437                     51.76
      3-Year/27-Year LIBOR                                         317              $51,650,337                     22.86
      FIXED 5-Year                                                   1                  $54,872                      0.02
      FIXED 10-Year                                                  3                  $95,956                      0.04
      FIXED 15-Year                                                 39               $3,654,520                      1.62
      FIXED 20-Year                                                 14               $1,355,705                       0.6
      FIXED 22-Year                                                  1                  $63,031                      0.03
      FIXED 25-Year                                                  2                 $521,787                      0.23
      FIXED 30-Year                                                280              $47,139,678                     20.87
      FIXED 30/15 Balloon                                           23               $3,389,993                       1.5
      -------------------------------------------------------------------------------------------------------------------
      Total                                                      1,482             $225,906,884                       100 %
      -------------------------------------------------------------------------------------------------------------------



Mortgage Loan Principal Balances

      Range of Mortgage Loan Principal           Number of                  Aggregate                % of Aggregate
      Balances ($)                               Mortgage Loans             Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      $0 - $25000                                                    2                  $44,728                      0.02 %
      $25000.01 - $50000                                            72               $3,039,927                      1.35
      $50000.01 - $75000                                           207              $13,178,344                      5.83
      $75000.01 - $100000                                          221              $19,300,134                      8.54
      $100000.01 - $ 150000                                        423              $52,111,442                     23.07
      $150000.01 - $ 200000                                        233              $40,114,836                     17.76
      $200000.01 - $ 250000                                        105              $23,358,752                     10.34
      $250000.01 - $ 300000                                         68              $18,543,392                      8.21
      $300000.01 - $ 350000                                         76              $24,797,666                     10.98
      $350000.01 - $ 400000                                         37              $13,795,574                      6.11
      $400000.01 - $ 450000                                         16               $6,768,573                      3.00
      $450000.01 - $ 500000                                         16               $7,600,004                      3.36
      $500000.01 - $ 550000                                          4               $2,117,080                      0.94
      $550000.01 - $ 600000                                          2               $1,136,430                      0.50
      -------------------------------------------------------------------------------------------------------------------
      Total                                                      1,482             $225,906,884                       100 %
      -------------------------------------------------------------------------------------------------------------------








                                                  CWABS 2003-BC2 Group 2


Mortgage Rates

      Range of Mortgage                          Number of                  Aggregate                % of Aggregate
      Rates (%)                                  Mortgage Loans             Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      4.501 - 5.000                                                  1                 $280,566                      0.12 %
      5.001 - 5.500                                                 13               $2,346,254                      1.04
      5.501 - 6.000                                                 84              $16,813,338                      7.44
      6.001 - 6.500                                                145              $30,746,946                     13.61
      6.501 - 7.000                                                243              $45,883,343                     20.31
      7.001 - 7.500                                                207              $32,953,649                     14.59
      7.501 - 8.000                                                270              $38,307,437                     16.96
      8.001 - 8.500                                                153              $18,437,725                      8.16
      8.501 - 9.000                                                192              $23,151,347                     10.25
      9.001 - 9.500                                                 80               $8,281,698                      3.67
      9.501 - 10.000                                                55               $5,035,339                      2.23
      10.001 - 10.500                                               21               $2,132,279                      0.94
      10.501 - 11.000                                               14               $1,301,678                      0.58
      11.001 - 11.500                                                2                  $97,519                      0.04
      11.501 - 12.000                                                2                 $137,766                      0.06
      -------------------------------------------------------------------------------------------------------------------
      Total                                                      1,482             $225,906,884                       100 %
      -------------------------------------------------------------------------------------------------------------------



Months Remaining to Maturity

      Months Remaining                           Number of                  Aggregate                % of Aggregate
      to Maturity                                Mortgage Loans             Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      1 - 120                                                        4                 $150,829                      0.07 %
      121 - 180                                                     62               $7,044,513                      3.12
      181 - 300                                                     17               $1,940,524                      0.86
      301 - 360                                                  1,399             $216,771,019                     95.96
      -------------------------------------------------------------------------------------------------------------------
      Total                                                      1,482             $225,906,884                       100 %
      -------------------------------------------------------------------------------------------------------------------



Loan-to-Value Ratios
(Includes CLTVs for 2nd Liens)

      Range of                                   Number of                  Aggregate                % of Aggregate
      Loan-to-Value Ratios (%)                   Mortgage Loans             Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      50.00 or Less                                                 28               $2,877,946                      1.27 %
      50.01-55.00                                                   11               $1,776,539                      0.79
      55.01-60.00                                                   22               $3,040,367                      1.35
      60.01-65.00                                                   38               $5,646,236                       2.5
      65.01-70.00                                                   60               $9,150,626                      4.05
      70.01-75.00                                                  112              $17,713,446                      7.84
      75.01-80.00                                                  548              $88,613,478                     39.23
      80.01-85.00                                                  202              $30,483,649                     13.49
      85.01-90.00                                                  273              $42,114,586                     18.64
      90.01-95.00                                                  111              $15,202,343                      6.73
      95.01-100.00                                                  77               $9,287,668                      4.11
      -------------------------------------------------------------------------------------------------------------------
      Total                                                      1,482             $225,906,884                       100 %
      -------------------------------------------------------------------------------------------------------------------







                                                  CWABS 2003-BC2 Group 2


State Distribution of Mortgaged Properties

                                                 Number of                  Aggregate                % of Aggregate
      State                                      Mortgage Loans             Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Alabama                                                        2                 $142,718                      0.06 %
      Arizona                                                       66               $8,965,601                      3.97
      Arkansas                                                       7                 $409,893                      0.18
      California                                                   270              $66,680,530                     29.52
      Colorado                                                      40               $6,216,848                      2.75
      Connecticut                                                   10               $1,517,486                      0.67
      Delaware                                                       7               $1,136,309                       0.5
      Florida                                                       94              $10,817,439                      4.79
      Georgia                                                       37               $4,852,598                      2.15
      Hawaii                                                         3                 $761,042                      0.34
      Idaho                                                         13               $1,369,064                      0.61
      Illinois                                                      86              $13,035,660                      5.77
      Indiana                                                       58               $5,024,206                      2.22
      Iowa                                                           6                 $562,671                      0.25
      Kansas                                                        14               $1,327,485                      0.59
      Kentucky                                                      29               $2,820,250                      1.25
      Louisiana                                                      8                 $739,557                      0.33
      Maryland                                                      19               $4,883,490                      2.16
      Massachusetts                                                 15               $3,580,622                      1.58
      Michigan                                                      62               $6,948,645                      3.08
      Minnesota                                                     35               $5,540,003                      2.45
      Mississippi                                                    7                 $949,996                      0.42
      Missouri                                                      42               $5,117,926                      2.27
      Montana                                                        4                 $468,868                      0.21
      Nebraska                                                       6                 $699,564                      0.31
      Nevada                                                        21               $2,626,765                      1.16
      New Jersey                                                    32               $5,620,156                      2.49
      New Mexico                                                     1                  $69,284                      0.03
      New York                                                      15               $2,599,573                      1.15
      North Carolina                                                42               $4,841,095                      2.14
      North Dakota                                                   2                 $180,254                      0.08
      Ohio                                                          88               $9,250,354                      4.09
      Oklahoma                                                       6                 $546,890                      0.24
      Oregon                                                        29               $4,829,720                      2.14
      Pennsylvania                                                  48               $5,999,947                      2.66
      Rhode Island                                                   3                 $559,377                      0.25
      South Carolina                                                32               $3,475,331                      1.54
      South Dakota                                                   2                 $260,262                      0.12
      Tennessee                                                     36               $4,312,183                      1.91
      Texas                                                         67               $8,388,206                      3.71
      Utah                                                          14               $1,684,508                      0.75
      Virginia                                                      35               $5,733,362                      2.54
      Washington                                                    34               $6,642,099                      2.94
      West Virginia                                                  5                 $269,465                      0.12
      Wisconsin                                                     29               $3,357,291                      1.49
      Wyoming                                                        1                  $92,290                      0.04
      -------------------------------------------------------------------------------------------------------------------
      Total                                                      1,482             $225,906,884                       100 %
      -------------------------------------------------------------------------------------------------------------------







                                                  CWABS 2003-BC2 Group 2


Range of FICO Credit Scores

                                                 Number of                  Aggregate                % of Aggregate
      Range of FICO Credit Scores                Mortgage Loans             Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      781 - 800                                                      12               $2,488,395                      1.1 %
      761 - 780                                                      22               $6,092,057                      2.7
      741 - 760                                                      26               $5,586,276                     2.47
      721 - 740                                                      27               $6,385,216                     2.83
      701 - 720                                                      46               $7,272,249                     3.22
      681 - 700                                                      51               $9,184,598                     4.07
      661 - 680                                                     141              $21,700,547                     9.61
      641 - 660                                                     228              $36,669,942                    16.23
      621 - 640                                                     244              $37,427,605                    16.57
      601 - 620                                                     203              $31,401,844                     13.9
      581 - 600                                                     170              $22,458,266                     9.94
      561 - 580                                                     150              $18,070,707                        8
      541 - 560                                                     104              $13,775,886                      6.1
      521 - 540                                                      44               $5,676,836                     2.51
      501 - 520                                                      13               $1,650,327                     0.73
      Not Available                                                   1                  $66,130                     0.03
      -------------------------------------------------------------------------------------------------------------------
      Total                                                       1,482             $225,906,884                      100 %
      -------------------------------------------------------------------------------------------------------------------



Types of Mortgaged Properties

                                                 Number of                  Aggregate                % of Aggregate
      Description                                Mortgage Loans             Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Single Family Residence                                    1,192             $176,886,620                      78.3 %
      Planned Unit Development                                     148              $27,770,352                     12.29
      Low Rise Condominium                                          80              $11,424,324                      5.06
      2 Family Residence                                            35               $5,402,781                      2.39
      3 Family Residence                                             6               $1,147,448                      0.51
      4 Family Residence                                             3               $1,092,021                      0.48
      Manufactured Home (1)                                         12                 $971,533                      0.43
      High Rise Condominium                                          2                 $608,683                      0.27
      Planned Unit Development Attached                              4                 $603,121                      0.27
      -------------------------------------------------------------------------------------------------------------------
      Total                                                      1,482             $225,906,884                       100 %
      -------------------------------------------------------------------------------------------------------------------



Purpose of Mortgage Loan

                                                 Number of                  Aggregate                % of Aggregate
      Description                                Mortgage Loans             Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Refinance (Cash Out)                                         830             $123,532,769                     54.68 %
      Purchase                                                     469              $73,256,887                     32.43
      Refinance (Rate/Term)                                        183              $29,117,228                     12.89
      -------------------------------------------------------------------------------------------------------------------
      Total                                                      1,482             $225,906,884                       100 %
      -------------------------------------------------------------------------------------------------------------------







                                                  CWABS 2003-BC2 Group 2


Occupancy Types

                                                 Number of                  Aggregate                % of Aggregate
      Occupancy Type                             Mortgage Loans             Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Owner Occupied                                             1,411             $218,197,432                     96.59 %
      Non-Owner Occupied                                            69               $7,236,153                       3.2
      Second Home                                                    2                 $473,299                      0.21
      -------------------------------------------------------------------------------------------------------------------
      Total                                                      1,482             $225,906,884                       100 %
      -------------------------------------------------------------------------------------------------------------------



Document Types

                                                 Number of                  Aggregate                % of Aggregate
      Document Type                              Mortgage Loans             Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Full Documentation                                         1,090             $156,381,803                     69.22 %
      Stated                                                       376              $66,613,506                     29.49
      Simple                                                        16               $2,911,575                      1.29
      -------------------------------------------------------------------------------------------------------------------
      Total                                                      1,482             $225,906,884                       100 %
      -------------------------------------------------------------------------------------------------------------------



Gross Margin
(Excludes 363 Fixed Rate Mortgages)

      Range of                                   Number of                  Aggregate                % of Aggregate
      Gross Margins                              Mortgage Loans             Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      2.001 - 3.000                                                  1                 $246,512                      0.15 %
      3.001 - 4.000                                                  4                 $521,941                      0.31
      4.001 - 5.000                                                 33               $7,458,163                       4.4
      5.001 - 6.000                                                299              $53,137,189                     31.33
      6.001 - 7.000                                                347              $55,850,138                     32.92
      7.001 - 8.000                                                224              $27,502,211                     16.21
      8.001 - 9.000                                                159              $19,344,034                      11.4
      9.001 - 10.000                                                46               $4,859,583                      2.86
      10.001 - 11.000                                                6                 $711,569                      0.42
      -------------------------------------------------------------------------------------------------------------------
      Total                                                      1,119             $169,631,341                       100 %
      -------------------------------------------------------------------------------------------------------------------







                                                  CWABS 2003-BC2 Group 2


Subsequent Adjustment Date
(Excludes 363 Fixed Rate Mortgages)

      Subsequent                                 Number of                  Aggregate                % of Aggregate
      Adjustment Date                            Mortgage Loans             Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      June-2004                                                      5                 $851,478                       0.5 %
      July-2004                                                      4                 $447,510                      0.26
      August-2004                                                    2                 $342,677                       0.2
      September-2004                                                87               $9,672,478                       5.7
      October-2004                                                 216              $29,776,907                     17.55
      November-2004                                                281              $39,140,291                     23.07
      December-2004                                                108              $18,436,208                     10.87
      January-2005                                                  68              $13,648,536                      8.05
      February-2005                                                 31               $5,664,919                      3.34
      May-2005                                                       1                  $59,653                      0.04
      July-2005                                                      1                  $60,841                      0.04
      August-2005                                                    1                  $40,551                      0.02
      September-2005                                                 3                 $332,893                       0.2
      October-2005                                                  10               $1,428,012                      0.84
      November-2005                                                 57               $9,094,519                      5.36
      December-2005                                                186              $30,920,133                     18.23
      January-2006                                                  39               $6,535,153                      3.85
      February-2006                                                 16               $2,761,871                      1.63
      March-2006                                                     3                 $416,712                      0.25
      -------------------------------------------------------------------------------------------------------------------
      Total                                                      1,119             $169,631,341                       100 %
      -------------------------------------------------------------------------------------------------------------------







                                                  CWABS 2003-BC2 Group 2


Maxiumum Mortgage Rates
(Excludes 363 Fixed Rate Mortgages)

      Range of Maximum                        Number of                     Aggregate                % of Aggregate
      Mortgage Rates (%)                      Mortgage Loans                Principal                Balance Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      10.501 - 11.000                                                1                 $280,566                      0.17 %
      11.001 - 11.500                                               11               $1,590,193                      0.94
      11.501 - 12.000                                               57               $9,206,454                      5.43
      12.001 - 12.500                                               82              $15,077,043                      8.89
      12.501 - 13.000                                              125              $23,832,485                     14.05
      13.001 - 13.500                                              114              $18,899,544                     11.14
      13.501 - 14.000                                              185              $27,516,622                     16.22
      14.001 - 14.500                                              160              $23,757,512                     14.01
      14.501 - 15.000                                              201              $28,528,153                     16.82
      15.001 - 15.500                                               85              $11,012,371                      6.49
      15.501 - 16.000                                               55               $5,527,322                      3.26
      16.001 - 16.500                                               18               $1,925,019                      1.13
      16.501 - 17.000                                               10               $1,033,595                      0.61
      17.000 - 17.500                                                7                 $753,800                      0.44
      17.501 - 18.000                                                8                 $690,661                      0.41
      -------------------------------------------------------------------------------------------------------------------
      Total                                                      1,119             $169,631,341                       100 %
      -------------------------------------------------------------------------------------------------------------------



Initial Periodic Rate Cap
(Excludes 363 Fixed Rate Mortgages)

      Initial Periodic                        Number of                     Aggregate                % of Aggregate
      Rate Cap (%)                            Mortgage Loans                Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      1.5                                                          274              $49,538,343                      29.2 %
      2                                                             28               $4,241,165                       2.5
      3                                                            817             $115,851,833                      68.3
      -------------------------------------------------------------------------------------------------------------------
      Total                                                      1,119             $169,631,341                       100 %
      -------------------------------------------------------------------------------------------------------------------



Subsequent Periodic Rate Cap
(Excludes 363 Fixed Rate Mortgages)

      Subsequent Periodic                     Number of                     Aggregate                % of Aggregate
      Rate Cap (%)                            Mortgage Loans                Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      1                                                            845             $120,092,998                      70.8 %
      1.5                                                          274              $49,538,343                      29.2
      -------------------------------------------------------------------------------------------------------------------
      Total                                                      1,119             $169,631,341                       100 %
      -------------------------------------------------------------------------------------------------------------------



Minimum Mortgage Rates
(Excludes 363 Fixed Rate Mortgages)

      Range of Minimum                        Number of                     Aggregate                % of Aggregate
      Mortgage Rates (%)                      Mortgage Loans                Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      5.000 or Less                                                  9               $1,665,329                      0.98 %
      5.001 - 6.000                                                111              $20,633,281                     12.16
      6.001 - 7.000                                                305              $56,309,480                      33.2
      7.001 - 8.000                                                359              $51,313,871                     30.25
      8.001 - 9.000                                                238              $29,334,534                     17.29
      9.001 - 10.000                                                77               $8,179,687                      4.82
      10.001 - 11.000                                               18               $2,081,614                      1.23
      11.001 - 12.000                                                2                 $113,546                      0.07
      -------------------------------------------------------------------------------------------------------------------
      Total                                                      1,119             $169,631,341                       100 %
      -------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT 2


      THE                                                                                              Distribution Date:  7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                      Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                             Asset Backed Certificates
Associate: AnnMarie Cassano
           212-815-8318                                Series CWA 2003-BC2



                                          Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------------------
                                                      Certificate                               Pass
                                      Class               Rate             Beginning           Through             Principal
       Class       Cusip           Description            Type              Balance           Rate (%)            Distribution
----------------------------------------------------------------------------------------------------------------------------------
        1A1      126671YG5           Senior           Var-Act/360           49,866,023.22              1.620          3,335,600.27
        2A1      126671YB6           Senior           Var-Act/360          187,167,144.56              1.600         10,591,401.12
         P       126671ZV1           Senior            Fix-30/360                  100.00              0.000                  0.00
         C       126671ZU3          Strip IO           Fix-30/360          300,783,169.78              0.000                  0.00
         AR      126671ZW9           Senior            Fix-30/360                    0.00              0.000                  0.00

----------------------------------------------------------------------------------------------------------------------------------

         M1      126671YC4          Mezzanine         Var-Act/360           23,750,000.00              2.000                  0.00
         M2      126671YD2          Mezzanine         Var-Act/360           18,750,000.00              2.820                  0.00
         M3      126671YE0          Mezzanine         Var-Act/360            8,750,000.00              3.800                  0.00
         B1      126671YF7           Junior           Var-Act/360            7,500,000.00              4.800                  0.00

----------------------------------------------------------------------------------------------------------------------------------

       Totals                                                              295,783,267.78                            13,927,001.39

----------------------------------------------------------------------------------------------------------------------------------

                                  Certificateholder Monthly Distribution Summary

------------------------------------------------------------------------------------------------------------------------------
                                                                       Current                              Cumulative
                                Interest             Total             Realized            Ending            Realized
       Class       Cusip      Distribution       Distribution           Losses             Balance            Losses
------------------------------------------------------------------------------------------------------------------------------
        1A1      126671YG5           69,563.10       3,405,163.37                0.00      46,530,422.95               0.00
        2A1      126671YB6          257,874.73      10,849,275.85                0.00     176,575,743.44               0.00
         P       126671ZV1          442,097.24         442,097.24                0.00             100.00               0.00
         C       126671ZU3        1,058,857.19       1,058,857.19                0.00     286,856,168.39               0.00
         AR      126671ZW9                0.00               0.00                0.00               0.00               0.00

------------------------------------------------------------------------------------------------------------------------------

         M1      126671YC4           40,902.78          40,902.78                0.00      23,750,000.00               0.00
         M2      126671YD2           45,531.25          45,531.25                0.00      18,750,000.00               0.00
         M3      126671YE0           28,631.94          28,631.94                0.00       8,750,000.00               0.00
         B1      126671YF7           31,000.00          31,000.00                0.00       7,500,000.00               0.00

------------------------------------------------------------------------------------------------------------------------------

       Totals                     1,974,458.23      15,901,459.62                0.00     281,856,266.39               0.00

------------------------------------------------------------------------------------------------------------------------------



      THE                                                                                              Distribution Date:  7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                      Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                             Asset Backed Certificates
Associate: AnnMarie Cassano
           212-815-8318                                Series CWA 2003-BC2




                                                   Principal Distribution Detail

---------------------------------------------------------------------------------------------------------------------
                                            Original           Beginning           Scheduled
                                           Certificate        Certificate          Principal          Accretion
       Class               Cusip             Balance            Balance          Distribution         Principal
---------------------------------------------------------------------------------------------------------------------
        1A1              126671YG5          100,000,000.00       49,866,023.22       3,335,600.27                  0
        2A1              126671YB6          341,250,000.00      187,167,144.56      10,591,401.12                  0
         P               126671ZV1                  100.00              100.00               0.00                  0
         C               126671ZU3          500,000,200.00      300,783,169.78               0.00                  0
         AR              126671ZW9                  100.00                0.00               0.00                  0

---------------------------------------------------------------------------------------------------------------------

         M1              126671YC4           23,750,000.00       23,750,000.00               0.00                  0
         M2              126671YD2           18,750,000.00       18,750,000.00               0.00                  0
         M3              126671YE0            8,750,000.00        8,750,000.00               0.00                  0
         B1              126671YF7            7,500,000.00        7,500,000.00               0.00                  0

---------------------------------------------------------------------------------------------------------------------

       Totals                               500,000,200.00      295,783,267.78      13,927,001.39                  0

---------------------------------------------------------------------------------------------------------------------


                                                   Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------
                                     Unscheduled             Net              Current             Ending             Ending
                                      Principal           Principal          Realized          Certificate         Certificate
     Class               Cusip       Adjustments        Distribution          Losses             Balance             Factor
----------------------------------------------------------------------------------------------------------------------------------
      1A1              126671YG5                 0.00       3,335,600.27               0.00       46,530,422.95      0.46530422948
      2A1              126671YB6                 0.00      10,591,401.12               0.00      176,575,743.44      0.51743807602
       P               126671ZV1                 0.00               0.00               0.00              100.00      1.00000000000
       C               126671ZU3                 0.00               0.00               0.00      286,856,168.39      0.57371210730
       AR              126671ZW9                 0.00               0.00               0.00                0.00      0.00000000000

----------------------------------------------------------------------------------------------------------------------------------

       M1              126671YC4                 0.00               0.00               0.00       23,750,000.00      1.00000000000
       M2              126671YD2                 0.00               0.00               0.00       18,750,000.00      1.00000000000
       M3              126671YE0                 0.00               0.00               0.00        8,750,000.00      1.00000000000
       B1              126671YF7                 0.00               0.00               0.00        7,500,000.00      1.00000000000

----------------------------------------------------------------------------------------------------------------------------------

     Totals                                      0.00      13,927,001.39               0.00      281,856,266.39

----------------------------------------------------------------------------------------------------------------------------------



      THE                                                                                              Distribution Date:  7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                      Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                             Asset Backed Certificates
Associate: AnnMarie Cassano
           212-815-8318                                Series CWA 2003-BC2



                                             Interest Distribution Detail

---------------------------------------------------------------------------------------------------------------------
                         Beginning            Pass              Accrued           Cumulative
                        Certificate          Through            Optimal             Unpaid            Deferred
       Class              Balance           Rate (%)            Interest           Interest           Interest
---------------------------------------------------------------------------------------------------------------------
        1A1               49,866,023.22           1.620000           69,563.10               0.00               0.00
        2A1              187,167,144.56           1.600000          257,874.73               0.00               0.00
         P                       100.00           0.000000                0.00               0.00               0.00
         C               300,783,169.78           0.000000                0.00               0.00               0.00
         AR                        0.00           0.000000                0.00               0.00               0.00

---------------------------------------------------------------------------------------------------------------------

         M1               23,750,000.00           2.000000           40,902.78               0.00               0.00
         M2               18,750,000.00           2.820000           45,531.25               0.00               0.00
         M3                8,750,000.00           3.800000           28,631.94               0.00               0.00
         B1                7,500,000.00           4.800000           31,000.00               0.00               0.00

---------------------------------------------------------------------------------------------------------------------

       Totals            295,783,267.78                             473,503.80               0.00               0.00

---------------------------------------------------------------------------------------------------------------------


                                             Interest Distribution Detail

---------------------------------------------------------------------------------------------------
                            Total                Net            Unscheduled
                           Interest          Prepayment          Interest            Interest
       Class                 Due            Int Shortfall       Adjustment             Paid
---------------------------------------------------------------------------------------------------
        1A1                     69,563.10               0.00               0.00           69,563.10
        2A1                    257,874.73               0.00               0.00          257,874.73
         P                           0.00               0.00               0.00          442,097.24
         C                           0.00               0.00               0.00        1,058,857.19
         AR                          0.00               0.00               0.00                0.00

---------------------------------------------------------------------------------------------------

         M1                     40,902.78               0.00               0.00           40,902.78
         M2                     45,531.25               0.00               0.00           45,531.25
         M3                     28,631.94               0.00               0.00           28,631.94
         B1                     31,000.00               0.00               0.00           31,000.00

---------------------------------------------------------------------------------------------------

       Totals                  473,503.80               0.00               0.00        1,974,458.23

---------------------------------------------------------------------------------------------------



      THE                                                                                              Distribution Date:  7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                      Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                             Asset Backed Certificates
Associate: AnnMarie Cassano
           212-815-8318                                Series CWA 2003-BC2




                                                    Current Payment Information
                                                        Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------------
                              Original       Beginning Cert.                                        Ending Cert.         Pass
                            Certificate         Notional       Principal         Interest            Notional           Through
    Class       Cusip         Balance           Balance      Distribution      Distribution          Balance            Rate (%)
----------------------------------------------------------------------------------------------------------------------------------

     1A1      126671YG5    100,000,000.00    498.660232206   33.356002722          0.695631024     465.304229484       1.620000
     2A1      126671YB6    341,250,000.00    548.475148892   31.037072873          0.755676872     517.438076019       1.600000
      P       126671ZV1            100.00  1,000.000000000    0.000000000  4,420,972.400000000   1,000.000000000       0.000000
      C       126671ZU3    500,000,200.00    601.566098934    0.000000000          2.117713531     573.712107295       0.000000
      AR      126671ZW9            100.00      0.000000000    0.000000000          0.000000000       0.000000000       0.000000

----------------------------------------------------------------------------------------------------------------------------------

      M1      126671YC4     23,750,000.00  1,000.000000000    0.000000000          1.722222222   1,000.000000000       2.000000
      M2      126671YD2     18,750,000.00  1,000.000000000    0.000000000          2.428333333   1,000.000000000       2.820000
      M3      126671YE0      8,750,000.00  1,000.000000000    0.000000000          3.272222222   1,000.000000000       3.800000
      B1      126671YF7      7,500,000.00  1,000.000000000    0.000000000          4.133333333   1,000.000000000       4.800000

----------------------------------------------------------------------------------------------------------------------------------

    Totals                 500,000,200.00    591.566298933   27.853991638          3.948914880     563.712307295

----------------------------------------------------------------------------------------------------------------------------------


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                      Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                             Asset Backed Certificates
Associate: AnnMarie Cassano
           212-815-8318                                Series CWA 2003-BC2




Pool Level Data

Distribution Date                                                                                                       7/26/04
Cut-off Date                                                                                                            4/ 1/03
Determination Date                                                                                                      7/ 1/04
Accrual Period 30/360                                Begin                                                              6/ 1/04
                                                     End                                                                7/ 1/04
Number of Days in 30/360 Accrual Period                                                                                      30

Accrual Period Actual Days                           Begin                                                              6/25/04
                                                     End                                                                7/26/04
Number of Days in Actual Accrual Period                                                                                      31



------------------------------------------------------------------------------
                            Collateral Information
------------------------------------------------------------------------------

Group 1

Cut-Off Date Balance                                                                                             113,313,678.95

Beginning Aggregate Pool Stated Principal Balance                                                                 64,267,658.15
Ending Aggregate Pool Stated Principal Balance                                                                    60,949,284.66

Beginning Aggregate Loan Count                                                                                              468
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                              20
Ending Aggregate Loan Count                                                                                                 448

Beginning Weighted Average Loan Rate (WAC)                                                                            7.529800%
Ending Weighted Average Loan Rate (WAC)                                                                               7.533843%

Beginning Net Weighted Average Loan Rate                                                                              6.483257%
Ending Net Weighted Average Loan Rate                                                                                 6.486880%

Weighted Average Maturity (WAM) (Months)                                                                                    336

Servicer Advances                                                                                                     34,002.36

Aggregate Pool Prepayment                                                                                          3,108,828.76
Pool Prepayment Rate                                                                                                44.9530 CPR


Group 2
-------

Cut-Off Date Balance                                                                                             386,686,249.52


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                      Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                             Asset Backed Certificates
Associate: AnnMarie Cassano
           212-815-8318                                Series CWA 2003-BC2



Group 2
-------

Beginning Aggregate Pool Stated Principal Balance                                                                236,515,511.63
Ending Aggregate Pool Stated Principal Balance                                                                   225,906,883.73

Beginning Aggregate Loan Count                                                                                             1538
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                              56
Ending Aggregate Loan Count                                                                                                1482

Beginning Weighted Average Loan Rate (WAC)                                                                            7.451329%
Ending Weighted Average Loan Rate (WAC)                                                                               7.459317%

Beginning Net Weighted Average Loan Rate                                                                              6.375444%
Ending Net Weighted Average Loan Rate                                                                                 6.369641%

Weighted Average Maturity (WAM) (Months)                                                                                    334

Servicer Advances                                                                                                    136,048.03

Aggregate Pool Prepayment                                                                                          9,958,318.89
Pool Prepayment Rate                                                                                                41.7091 CPR






Certificate Account

Beginning Balance                                                                                                          0.00

Deposit
Payments of Interest and Principal                                                                                15,353,107.89
Liquidation Proceeds                                                                                                 362,344.34
All Other Proceeds                                                                                                         0.00
Other Amounts                                                                                                              0.00
                                                                                                                  -------------
Total Deposits                                                                                                    15,715,452.23


Withdrawals
Reimbursement of Servicer Advances                                                                                         0.00
Payment of Master Servicer Fees                                                                                      116,061.56


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                      Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                             Asset Backed Certificates
Associate: AnnMarie Cassano
           212-815-8318                                Series CWA 2003-BC2



Payment of Sub Servicer Fees                                                                                             575.74
Payment of Other Fees                                                                                                    638.09
Payment of Insurance Premium(s)                                                                                            0.00
Payment of Personal Mortgage Insurance                                                                               139,385.14
Other Permitted Withdrawal per the Pooling and Service Agreement                                                           0.00
Payment of Principal and Interest                                                                                 15,901,459.63

Total Withdrawals                                                                                                 16,158,120.16

Ending Balance                                                                                                      -442,092.19


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                              9,264.76
Compensation for Gross PPIS from Servicing Fees                                                                        9,264.76
Other Gross PPIS Compensation                                                                                              0.00
                                                                                                                       --------
Total Net PPIS (Non-Supported PPIS)                                                                                       -0.00


Master Servicing Fees Paid                                                                                           116,061.56
Personal Mortgage Insurance Fees Paid                                                                                139,385.14
Other Fees Paid                                                                                                          638.09
                                                                                                                     ----------
Total Fees                                                                                                           256,084.80



------------------------------------------------------------------------------
                            Delinquency Information
------------------------------------------------------------------------------
Group 1
-------

Delinquency                               30-59 Days           60-89 Days                    90+ Days                    Totals
-----------                               ----------           ----------                    --------                    ------

Scheduled Principal Balance             2,725,396.39           132,676.39                   96,953.56              2,955,026.34
Percentage of Total Pool Balance           4.471581%            0.217683%                   0.159073%                 4.848336%
Number of Loans                                   16                    1                           1                        18
Percentage of Total Loans                  3.571429%            0.223214%                   0.223214%                 4.017857%


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                      Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                             Asset Backed Certificates
Associate: AnnMarie Cassano
           212-815-8318                                Series CWA 2003-BC2



Foreclosure
-----------

Scheduled Principal Balance                     0.00           176,173.37                  885,152.15              1,061,325.52
Percentage of Total Pool Balance           0.000000%            0.289049%                   1.452277%                 1.741326%
Number of Loans                                    0                    2                           7                         9
Percentage of Total Loans                  0.000000%            0.446429%                   1.562500%                 2.008929%

Bankruptcy

Scheduled Principal Balance                     0.00                 0.00                  114,880.32                114,880.32
Percentage of Total Pool Balance           0.000000%            0.000000%                   0.188485%                 0.188485%
Number of Loans                                    0                    0                           1                         1
Percentage of Total Loans                  0.000000%            0.000000%                   0.223214%                 0.223214%

REO
---

Scheduled Principal Balance                     0.00                 0.00                  468,159.74                468,159.74
Percentage of Total Pool Balance           0.000000%            0.000000%                   0.768114%                 0.768114%
Number of Loans                                    0                    0                           3                         3
Percentage of Total Loans                  0.000000%            0.000000%                   0.669643%                 0.669643%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                                    0.00
Additional Gains (Recoveries)/Losses                                                                                       0.00
Total Realized Losses                                                                                                    259.09

Group 2
-------

Delinquency                               30-59 Days           60-89 Days                    90+ Days                    Totals
-----------                               ----------           ----------                    --------                    ------

Scheduled Principal Balance             6,618,336.99         2,033,251.40                1,143,149.84              9,794,738.23
Percentage of Total Pool Balance           2.929675%            0.900040%                   0.506027%                 4.335741%
Number of Loans                                   54                   14                           6                        74
Percentage of Total Loans                  3.643725%            0.944669%                   0.404858%                 4.993252%

Foreclosure
-----------

Scheduled Principal Balance                     0.00           135,192.13                3,800,660.48              3,935,852.61
Percentage of Total Pool Balance           0.000000%            0.059844%                   1.682401%                 1.742246%
Number of Loans                                    0                    2                          36                        38
Percentage of Total Loans                  0.000000%            0.134953%                   2.429150%                 2.564103%


                                                             Page 4




      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                      Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                             Asset Backed Certificates
Associate: AnnMarie Cassano
           212-815-8318                                Series CWA 2003-BC2



Bankruptcy
----------

Scheduled Principal Balance                     0.00           290,877.62                2,792,185.54              3,083,063.16
Percentage of Total Pool Balance           0.000000%            0.128760%                   1.235990%                 1.364750%
Number of Loans                                    0                    1                          20                        21
Percentage of Total Loans                  0.000000%            0.067476%                   1.349528%                 1.417004%

REO

Scheduled Principal Balance                     0.00                 0.00                1,094,126.16              1,094,126.16
Percentage of Total Pool Balance           0.000000%            0.000000%                   0.484326%                 0.484326%
Number of Loans                                    0                    0                           7                         7
Percentage of Total Loans                  0.000000%            0.000000%                   0.472335%                 0.472335%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                               71,926.31
Additional Gains (Recoveries)/Losses                                                                                       5.05
Total Realized Losses                                                                                                136,476.55




------------------------------------------------------------------------------
                 Subordination/Credit Enhancement Information
------------------------------------------------------------------------------

Credit Support                                                                               Original                    Current
--------------                                                                               --------                    -------

Class A                                                                                441,250,200.00            223,106,266.39
Class A Percentage                                                                         88.250005%                79.156043%

Class M1                                                                                23,750,000.00             23,750,000.00
Class M1 Percentage                                                                         4.749998%                 8.426281%

Class M2                                                                                18,750,000.00             18,750,000.00
Class M2 Percentage                                                                         3.749999%                 6.652327%

Class M3                                                                                 8,750,000.00              8,750,000.00
Class M3 Percentage                                                                         1.749999%                 3.104419%

Class B1                                                                                 7,500,000.00              7,500,000.00
Class B1 Percentage                                                                         1.499999%                 2.660931%


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                      Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                             Asset Backed Certificates
Associate: AnnMarie Cassano
           212-815-8318                                Series CWA 2003-BC2



------------------------------------------------------------------------------
                           Reserve Fund Information
------------------------------------------------------------------------------


Principal Reserve Fund
                                                                                                                         100.00
Beginning Balance                                                                                                          0.00
Deposits                                                                                                                   0.00
Accrued Interest                                                                                                           0.00
Withdrawals                                                                                                              100.00
Ending Balance



------------------------------------------------------------------------------
                             Subordination Detail
------------------------------------------------------------------------------

Overcollateralization Amount                                                                                       5,000,002.00
Overcollateralization Target Amount                                                                                5,000,002.00
Has Trigger Event Occurred                                                                                                  YES

Group 1 Prepayment Penalties                                                                                          91,149.66
Group 2 Prepayment Penalties                                                                                         350,947.58



------------------------------------------------------------------------------
                             Miscellaneous Details
------------------------------------------------------------------------------

RADIAN Mortgage Insurance Due                                                                                         74,242.36
MGIC Mortgage Insurance Due                                                                                           65,142.78





                                                             Page 6